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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

May 9, 2014

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056

Dear Sirs/Madams:

        As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Magnum Hunter Resources Corporation and any amendment thereof, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2013. We also consent to the references to our firm contained in this Registration Statement, including under the caption "Experts."

Very truly yours, W. Todd Brooker, P.E. Senior Vice President
Cawley Gillespie & Associates, Inc. Texas Registered Engineering Firm (F-693)

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS